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                                                                   EXHIBIT 10.19

                              EMPLOYMENT AGREEMENT
                              --------------------

          AGREEMENT, as of the date set forth on the signature page hereof, by and between P&L Coal Holdings Corporation, a Delaware corporation (the "Company") and the undersigned executive (the "Executive").

                                    RECITALS
                                    --------

          In order to induce Executive to continue to serve in the executive team position set forth on the signature page hereof, the Company desires to provide Executive with compensation and other benefits on the terms and conditions set forth in this Agreement.

          Executive is willing to accept such employment and perform services for the Company, on the terms and conditions hereinafter set forth.

          It is therefore hereby agreed by and between the parties as follows:

1.  Employment.
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1.1  Subject to the terms and conditions of this Agreement, the Company agrees to employ Executive during the Term hereof in the executive team position set forth on the signature page hereof. In such capacity, Executive shall report to the Chief Executive Officer of the Company (the "CEO") and shall have the customary powers, responsibilities and authorities of executives holding such positions in corporations of the size, type and nature of the Company, as it exists from time to time, and as are assigned by the Board of Directors of the Company (the "Board") and the CEO.

1.2 Subject to the terms and conditions of this Agreement, Executive hereby accepts employment in the executive team position set forth on the signature page hereof commencing as of the date hereof (the "Commencement Date") and agrees, subject to any period
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of vacation and sick leave, to devote his full business time and efforts to the performance of services, duties and responsibilities in connection therewith, subject at all times to review and control of the Board or the CEO.

1.3 Nothing in this Agreement shall preclude Executive from engaging in charitable work and community affairs, from delivering lectures, fulfilling speaking engagements or teaching at educational institutions, from managing any investment made by him or his immediate family with respect to which Executive or such family member is not substantially involved with the management or operation of the entity in which Executive has invested (provided that no such investment in publicly traded equity securities or other property may exceed 5% of the equity of any entity, without the prior approval of the CEO or the Board) or from serving, subject to the prior approval of the CEO or the Board, as a member of boards of directors or as a trustee of any other corporation, association or entity, to the extent that any of the above activities do not materially interfere with the performance of his duties hereunder. For purposes of the preceding sentence, any approval by the CEO or the Board required therein shall not be unreasonably withheld.

2.  Term of Employment.  Executive's term of employment under this Agreement
    ------------------
(the "Term of Employment") shall commence on the Commencement Date and, subject to termination by the terms hereunder, shall have an initial term of two years (the "Initial Term"), which, beginning on the first anniversary of the Commencement Date, shall extend thereafter on a day-to day basis for an "evergreen" one-year term.

3.  Compensation.
    ------------

3.1  Salary.  During the Term of Employment, the Company shall pay Executive a
     ------
base salary ("Base Salary") at an initial rate as set forth on the signature page hereof.

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Base Salary shall be payable in accordance with the ordinary payroll practices of the Company. During the Term of Employment, the Board and the CEO shall, in good faith, review, at least annually, Executive's Base Salary in accordance with the Company's customary procedures and practices regarding the salaries of senior executives and may, if determined by the Board to be appropriate, increase Executive's Base Salary following such review; provided, however, that
                                                        --------  -------
no such increase shall be made before the Company obtains ratings on its unsecured debt from Standard & Poor's and Moody's of at least BBB- and Baa3, respectively ("Investment-Grade Credit Rating"). "Base Salary" for all purposes herein shall be deemed to be a reference to any such increased amount.

3.2  Annual Bonus.  In addition to his Base Salary, Executive shall, commencing
     ------------
with the 2001 fiscal year and continuing each fiscal year thereafter, be eligible to receive an annual cash bonus (the "Bonus") during the term of his employment hereunder to be developed by the Board, based on achievement of performance targets established by the Board in consultation with the CEO as soon as practicable at the beginning of the fiscal year for which the performance targets relate. Executive's target Bonus for the 2001 fiscal year is set forth on the signature page hereof, and such target shall not be increased before the Company obtains an Investment-Grade Credit Rating. A Bonus award shall be payable to Executive at the time bonuses are paid to executive officers in accordance with the Company's policies and practices as set by the Board in consultation with the CEO.

4.  Employee Benefits.
    -----------------

4.1  Equity and Stock Options.  Simultaneously with the execution of this
     ------------------------
Agreement, the Company and Executive are entering into the Common Stock Ownership Agreement, the Option Grant Agreement[s] and the Stockholders Agreement in the forms

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attached hereto as Exhibits A, B and C, respectively (together with any other agreement approved by the Board and designated by the Board an "Ancillary Document" for purposes of this Agreement, the "Ancillary Documents"). Executive shall not be eligible to receive any stock option or other equity incentive other than as set forth in the Ancillary Documents.

4.2  Employee Benefit Programs, Plans and Practices; Perquisites.  The Company
     -----------------------------------------------------------
shall provide Executive while employed hereunder with coverage under such employee benefits (commensurate with his position in the Company and to the extent permitted under any employee benefit plan) in accordance with the terms thereof, including the Continuation Benefits (as defined herein), D&O insurance, which covers claims arising out of actions or inactions occurring during the Term of Employment, in accordance with the D&O insurance policy, and other employee benefits which the Company may make available to its senior executives from time to time in its discretion. The Company shall also provide Executive with perquisites which the Company may make available to its senior executives from time to time in its discretion.

4.3  Vacation.  Executive shall be entitled to the number of business days paid
     --------
vacation in each calendar year as determined in accordance with the Company's applicable vacation policies, which shall be taken at such times as are consistent with Executive's responsibilities hereunder.

5.  Expenses.  Subject to prevailing Company policy or such guidelines as may be
    --------
established by the Board, the Company will reimburse Executive for all reasonable expenses incurred by Executive in carrying out his duties.

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6.  Termination of Employment.
    -------------------------

6.1  Termination Not for Cause or for Good Reason.  (a)  The Company or
     --------------------------------------------
Executive may terminate Executive's Term of Employment at any time for any reason by written notice at least thirty (30) days in advance. If Executive's employment is terminated (i) by the Company other than for Cause (as defined in Section 6.2(b) hereof), Disability (as defined in Section 6.3 hereof) or death or (ii) by Executive for Good Reason (as defined in Section 6.1(b) hereof), the Company, as liquidated damages and in lieu of any other damages therefor, shall
(A) continue to pay to Executive Base Salary through the end of the Initial Term if such termination occurs during the first year of the Initial Term or for a period of one year for such termination thereafter (the "Continuation Period"), with such payments to be made in accordance with the terms of Section 3.1. and
(B) pay to Executive an additional amount equal to the Bonus actually paid in the year prior to such termination (the "Severance Payments"). The Severance Payments shall be made in substantially equal installments over the Continuation Period in accordance with Company payroll practices, unless the CEO or the Board approves payment in a lump sum. In addition, the Company shall pay to Executive a prorated bonus (the "Prorated Bonus") for the year of termination, payable when such bonuses are paid to other senior executives of the Company, calculated as the Bonus Executive would have received in such year based on the Company's actual performance multiplied by a fraction, the numerator of which is the number of business days during the year of termination that Executive was employed and the denominator of which is the total number of business days during the year of termination. The Company shall also continue to provide Executive during the Continuation Period with qualified and nonqualified defined benefit and defined contribution pension, life insurance, medical and other benefits set forth on the signature page hereof (collectively, the "Continuation Benefits");

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provided, however, that the Company shall not be obligated to provide any
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benefits under tax qualified plans which are not permitted by the terms of such plan or by applicable law or could jeopardize the plan's tax status; provided,
                                                                     --------
further, that any such coverage shall terminate to the extent that Executive is
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offered or obtains comparable benefits from any other employer during the
Continuation Period. Notwithstanding the foregoing, if Executive breaches any provision of Section 11 hereof, the remaining balance of the Severance Payments, the Prorated Bonus and any Continuation Benefits shall be forfeited.

          (b) For purposes of this Agreement, "Good Reason" shall mean (i) a reduction by the Company in Executive's Base Salary (in which event Severance Payments shall be made based upon Executive's Base Salary in effect prior to any such reduction), (ii) a material reduction in the aggregate program of employee benefits and perquisites to which Executive is entitled (other than a reduction which affects all executives and is approved by the initial CEO; provided,
                                                                 --------
however; that if the initial CEO terminates without Good Reason, voluntarily
-------
retires, dies or has a Disability or if such reduction is necessary to maintain the financial viability or solvency of the Company, the reduction does not require the approval of the initial CEO); or, without the approval of the initial CEO: (iii) relocation by more than 50 miles from Executive's workplace,
(iv) any material diminution or material adverse change in Executive's duties, responsibilities or reporting relationships, which causes Executive to fall below the level of the executive team, or (v) a material decline in Executive's Bonus opportunity; provided, however, that after a Change of Control of the
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Company or an IPO (as those terms are defined in the 1998 Stock Purchase and
Option Plan for Key Employees of P&L Coal Holdings Corporation), clauses (ii) through (v) above shall be replaced by the following: (ii) a material reduction in the aggregate program of employee benefits and perquisites to which Executive is entitled (other

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than a reduction which affects all executives), (iii) relocation by more than 50 miles from Executive's workplace, (iv) any material diminution or material adverse change in Executive's duties, responsibilities or reporting relationships, which causes Executive to fall below the level of the executive team, or (v) a material decline in Executive's Bonus opportunity.

          (c) Termination by Executive for Good Reason shall be made by delivery to the Company by Executive of written notice, given at least 45 days prior to such termination, which sets forth the conduct believed to constitute Good Reason; provided, however, that the Company shall have the opportunity to cure
        --------  -------
the Good Reason during the first 30 days of such notice period and if the Good Reason is cured within such 30-day period, Executive's notice of termination shall be deemed withdrawn. If no notice is given within 90 days of the event giving rise to Good Reason, the Good Reason shall be deemed waived.

6.2  Voluntary Termination by Executive; Discharge for Cause.  (a)  In the event
     -------------------------------------------------------
that Executive's employment is terminated (i) by the Company for Cause, as hereinafter defined, (ii) by Executive other than for Good Reason, Disability or death, Executive shall only be entitled to receive (A) any Base Salary accrued but unpaid prior to such termination and (B) any vacation accrued but unused prior to such termination and any other benefits provided under the employee benefit programs, plans and practices referred to in Section 4.2 hereof, in accordance with their terms. After the termination of Executive's employment under this Section 6.2, the obligations of the Company under this Agreement to make any further payments, or provide any benefits specified herein, to Executive, except as provided in the previous sentence, shall thereupon cease and terminate.

          (b) As used herein, the term "Cause" shall be limited to (i) any material and uncorrected breach by Executive of the terms of this Agreement, including, but not limited to,

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engaging in action in violation of Section 11 hereof, (ii) any willful fraud or dishonesty of Executive involving the property or business of the Company, (iii) a deliberate or willful refusal or failure of Executive to comply with any major corporate policy of the Company which is communicated to Executive in writing or
(iv) Executive's conviction of, or plea of nolo contendere to, any felony if
                                           ---- ----------
such conviction shall result in his imprisonment; provided that with respect to clauses (i), (ii) or (iii) above, Executive shall have 10 days following written notice of the conduct which is the basis for the potential termination for Cause within which to cure such conduct in order to prevent termination for Cause by the Company. In the event that Executive is terminated for failure to meet performance goals, as determined by the initial CEO, such termination shall be considered a termination for Cause for all purposes relating to his equity (stock and options), but it shall be considered a termination without Cause for purposes of such Executive's right to receive Severance Payments, the Prorated Bonus and the Continuation Benefits.

6.3  Disability.  In the event of the Disability (as defined below) of Executive
     ----------
during the Term of Employment, the Company may terminate Executive's Term of Employment upon written notice to Executive (or Executive's personal representative, if applicable) effective upon the date of receipt thereof (the "Disability Commencement Date"). The obligation of the Company to make any further payments under this Agreement shall, except for earned but unpaid Base Salary, amounts attributable to accrued but unused vacation days and the Prorated Bonus cease as of the Disability Commencement Date. The term "Disability," for purposes of this Agreement, shall mean Executive's absence from the full-time performance of Executive's duties pursuant to a reasonable determination made in accordance with the Company's disability plan that Executive is disabled as a result of incapacity due to physical or mental illness that

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lasts, or is reasonably expected to last, for at least six months. Benefits under all other employee benefit programs, plans and practices shall be paid in accordance with their terms.

6.4  Death.  In the event of Executive's death during his Term of Employment
     -----
hereunder or at any time thereafter while payments are still owing to Executive under the terms of this Agreement, all obligations of the Company to make any further payments, other than the obligation to pay any accrued but unpaid Base Salary, amounts attributable to accrued but unused vacation days and the Prorated Bonus or any remaining payments that were payable to Executive by reason of his termination of employment under Section 6.1 to which Executive was entitled at the time of his death, shall terminate upon Executive's death. Benefits under all other employee benefit programs, plans and practices shall be paid in accordance with their terms.

6.5  No Further Notice or Compensation or Damages.  Executive understands and
     --------------------------------------------
agrees that he shall not be entitled to any further notice, compensation or damages upon Termination of Employment under this Agreement, other than amounts specified in this Section 6 and the Ancillary Documents.

6.6  Executive's Duty to Provide Materials.  Upon the termination of the Term of
     -------------------------------------
Employment for any reason, Executive or his estate shall surrender to the Company all correspondence, letters, files, contracts, mailing lists, customer lists, advertising materials, ledgers, supplies, equipment, checks, and all other materials and records of any kind that are the property of the Company or any of its subsidiaries or affiliates, that may be in Executive's possession or under his control, including all copies of any of the foregoing.

7.  Notices.  All notices or communications hereunder shall be in writing,
    -------
addressed as follows:

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          To the Company:

               P&L Coal Holdings Corporation
               701 Market Street, Suite 700
               St. Louis, Missouri 63101-1826
               attn:  Chief Executive Officer

          with a copy to:

               Alvin H. Brown, Esq.
               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York  10017

          To Executive at the address set forth on the signature page hereof,

Any such notice or communication shall be delivered by hand or by courier or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice duly delivered as described above), and the third business day after the actual date of sending shall constitute the time at which notice was given.

8.  Separability.  If any provision of this Agreement shall be declared to be
    ------------
invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

9.  Assignment.  This Agreement shall be binding upon, inure to the benefit of
    ----------
and be enforceable by the heirs and representatives of Executive and the assigns and successors of the Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of the Company.

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10.  Amendment.  This Agreement may only be amended by written agreement of the
     ---------
parties hereto.

11.  Nondisclosure of Confidential Information; Non-Competition.  (a)
     ----------------------------------------------------------
Executive, both during the term hereof and thereafter, will not, directly or indirectly, use for himself or use for, or disclose to, any party other than the Company, or any subsidiary of the Company (other than in the ordinary course of Executive's duties for the benefit of the Company or any subsidiary of the Company), any secret or confidential information regarding the business or property of the Company or its subsidiaries or regarding any secret or confidential apparatus, process, system, or other method at any time used, developed, acquired, discovered or investigated by or for the Company or its subsidiaries, whether or not developed, acquired, discovered or investigated by Executive. At the termination of Executive's employment or at any other time the Company or any of its subsidiaries may request, Executive shall promptly deliver to the Company all memoranda, notes, records, plats, sketches, plans or other documents made by, compiled by, delivered to, or otherwise acquired by Executive concerning the business or properties of the Company or its subsidiaries or any secret or confidential product, apparatus or process used developed, acquired or investigated by the Company or its subsidiaries.

          (b) In consideration of the Company's obligations under this Agreement, Executive agrees that during the period of his employment hereunder and for a period of one year thereafter, without the prior written consent of the Board, (i) he will not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in, any entity which is in competition with the business of the Company or its subsidiaries and (ii) he shall not, on his own behalf or on behalf of any person, firm or company,

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directly or indirectly, solicit or offer employment to any person who is or has been employed by the Company or its subsidiaries at any time during the twelve
(12) months immediately preceding such solicitation.

          (c) For purposes of this Section 11, an entity shall be deemed to be in competition with the Company if it is principally involved in the purchase, sale or other dealing in any property or the rendering of any service purchased, sold, dealt in or rendered by the Company as a part of the business of the Company within the same geographic area in which the Company effects such sales or dealings or renders such services. Notwithstanding this subsection 11(c) or subsection 11(b), nothing herein shall be construed so as to preclude Executive from investing in any publicly or privately held company, provided Executive's beneficial ownership of any class of such company's securities does not exceed 5% of the outstanding securities of such class.

          (d) Executive agrees that this covenant not to compete is reasonable under the circumstances and will not interfere with his ability to earn a living or to otherwise meet his financial obligations. Executive and the Company agree that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended. Executive agrees that any breach of the covenants contained in this Section 11 would irreparably injure the Company. Accordingly, Executive agrees that, in the event that a court enjoins Executive from any activity prohibited by this Section 11, the Company may, in addition to pursuing any other remedies it may have in law or in equity, cease making any payments otherwise required by this Agreement and obtain an injunction against Executive from any court

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having jurisdiction over the matter restraining any further violation of this
Agreement by Executive.

12.  Beneficiaries; References.  Executive shall be entitled to select (and
     -------------------------
change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death, and may change such election, in either case by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative. Any reference to the masculine gender in this Agreement shall include, where appropriate, the feminine.

13.  Dispute Resolution.  Any dispute or controversy arising under or in
     ------------------
connection with this Agreement (other than an action to enforce the covenants in Section 11 hereof) or the Ancillary Documents shall be resolved by arbitration. Arbitrators shall be selected, and arbitration shall be conducted, in accordance with the rules of the American Arbitration Association. The Company shall pay any legal fees in connection with such arbitration in the event that Executive prevails on a material element of his claim or defense.

14.  Governing Law.  This Agreement shall be construed, interpreted and governed
     -------------
in accordance with the laws of the State of New York, without reference to rules relating to conflicts of law.

15.  Effect on Prior Agreements.  This Agreement and the Ancillary Documents
     --------------------------
contain the entire understanding between the parties hereto and supersedes in all respects any prior or other agreement or understanding, both written and oral, between the

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Company, any affiliate of the Company or any predecessor of the Company or affiliate of the Company and Executive.

16.  Withholding.  The Company shall be entitled to withhold from payment any
     -----------
amount of withholding required by law.

17.  Survival.  Notwithstanding the expiration of the term of this Agreement,
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the provisions of Section 11 hereunder shall remain in effect as long as is reasonably necessary to give effect thereto in accordance with the terms hereof.

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18.  Counterparts.  This Agreement may be executed in two or more counterparts,
     ------------
each of which will be deemed an original.


                                        P&L Coal Holdings Corporation

                                        By
                                          --------------------------------------
                                        Name: Sharon K. Schergen
                                        Title: VP - Human Resources


Signature of Executive:
                                        ----------------------------------------

Date of Agreement:                      July 1, 2000

Name of Executive:                      Paul H. Vining

Address of Executive:                   709 College Terrace
                                        Williamsburg, VA  23185


Executive Team Position:                President Peabody COALSALES

Base Salary:                            $275,000 per annum

Bonus Target:                           150% of Base Salary

Continuation Benefits:                  1.  Medical, dental and vision benefits;
                                        2.  Defined contribution plans
                                            (qualified and non-qualified);
                                        3.  Defined benefit plans (qualified and
                                            non-qualified);
                                        4.  Life insurance;
                                        5.  AD&D;
                                        6.  Health care reimbursement account;
                                            and
                                        7.  Day care reimbursement account.

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